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EXHIBIT 11.1
APPLIEDTHEORY CORPORATION AND SUBSIDIARIES

CALCULATION OF BASIC AND DILUTED LOSS PER SHARE
AND WEIGHTED AVERAGE SHARES USED IN CALCULATION(1)

                                                          Year Ended
                                                      December 31, 1998
                                                      -----------------
Weighted average shares outstanding:
Common stock:
   Shares outstanding at beginning of period               9,810,000
   Weighted average shares issued during the year
   ended December 31, 1998 (5,284,336 shares)              2,855,940
                                                        ------------
                                                          12,665,940
                                                        ============

Net loss available to common stockholders                ($7,093,000)
                                                        ============

Basic and diluted loss per common share                       ($0.56)
                                                        ============

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(1)   For a description of basic and diluted loss per share, See Note B of the
      Notes to the Financial Statements included in Part II, Item 8 of this Form 10-K.